As filed with the Securities and Exchange Commission on March 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	14-1850535
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Middlefield Road

Mountain View, CA 94043

(Address of Principal Executive Offices) (Zip Code)

HANSEN MEDICAL, INC.

2006 Equity Incentive Plan

2006 Employee Stock Purchase Plan

Non-Plan Inducement Option for Cary Vance

Non-Plan Inducement Restricted Stock Unit Award

Non-Plan Inducement Performance Stock Unit Award

(Full title of the Plan)

Cary G. Vance

President and Chief Executive Officer

800 East Middlefield Road

Mountain View, CA 94043

(Name and address of agent for service)

(650) 404-5800

(Telephone number, including area code, of agent for service)

Copies to:

Sharon R. Flanagan

Sidley Austin LLP

555 California Street

Suite 2000

San Francisco, California 94104

(415) 772-1271

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value	3,500,000 shares	$0.7938 (2)	$2,778,300.00 (2)	$322.84
Common Stock, $0.0001 par value	750,000 shares	$0.7938 (2)	$595,350.00 (2)	$69.18
Common Stock, $0.0001 par value	851,915 shares	$1.40 (3)	$1,192,681.00 (3)	$138.59
Common Stock, $0.0001 par value	238,494 shares	$0.7938 (2)	$189,316.54 (2)	$22.00
Common Stock, $0.0001 par value	238,494 shares	$0.7938 (2)	$189,316.54 (2)	$22.00

(1)	The shares registered hereunder include: (i) 3,500,000 shares of Common Stock reserved for issuance pursuant to the Hansen Medical, Inc. 2006 Equity Incentive Plan; (ii) 750,000 shares of Common Stock reserved for issuance pursuant to the Hansen Medical, Inc. 2006 Employee Stock Purchase Plan; (iii) 851,915 shares of Common Stock reserved for issuance pursuant to a non-plan inducement option; (iv) 238,494 shares of Common Stock reserved for issuance pursuant to a non-plan inducement restricted stock unit award; and (v) 238,494 shares of Common Stock reserved for issuance pursuant to a non-plan inducement performance stock unit award. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2006 Equity Incentive Plan and the 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Hansen Medical, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Hansen Medical, Inc. as reported on The NASDAQ Global Market on March 13, 2015.
(3)	Such shares are issuable upon exercise of an outstanding option with a fixed exercise price. Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the aggregate offering price and the fee have been computed upon the basis of the price at which the option may be exercised, which was the closing price of a share of Common Stock on the date of grant of such option.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,250,000 shares of the Registrant’s Common Stock to be or that may be issued pursuant to the Registrant’s equity incentive plans pursuant to evergreen provisions contained therein, as follows: 3,500,000 shares issuable pursuant to the Registrant’s 2006 Equity Incentive Plan and 750,000 shares issuable pursuant to the Registrant’s 2006 Employee Stock Purchase Plan. The evergreen provisions in the Registrant’s equity incentive plans provide for an automatic annual increase in the number of shares of the Registrant’s Common Stock reserved for issuance under the plan of (i) the lesser of 4% of the Registrant’s total shares outstanding on December 31st of the prior year or 3,500,000 shares, in the case of the 2006 Equity Incentive Plan and (ii) the lesser of 2% of the Registrant’s total shares outstanding on December 31st of the prior year or 750,000 shares, in the case of the 2006 Employee Stock Purchase Plan.

This Registration Statement on Form S-8 is also being filed for the purpose of registering non-plan inducement grants awarded to the Registrant’s President and Chief Executive Officer, Cary G. Vance, in connection with his Offer Letter dated April 25, 2014 and representing an aggregate of 1,328,903 shares of the Registrant’s Common Stock.

PART I

Information Required in the Section 10(a) Prospectus

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*	The prospectus containing information required by Part I of Form S-8 and related to this Registration Statement is omitted from this Registration Statement in accordance with the note to Part I of Form S-8. The Registrant will send or give to each participant in the Registrant’s 2006 Equity Incentive Plan, each participant in the Registrant’s 2006 Employee Stock Purchase Plan and Mr. Vance, a copy of the related prospectus or documents containing information specified in Part I of Form S-8, as specified by Rule 428(b)(1) of the Act of 1933, as amended (the “1933 Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), the prospectus for each of the Registrant’s 2006 Equity Incentive Plan, the Registrant’s 2006 Employee Stock Purchase Plan, and the Non-Plan Inducement Awards to Mr. Vance is not being filed with or included in this registration statement. The prospectus for each of the Registrant’s 2006 Equity Incentive Plan, the Registrant’s 2006 Employee Stock Purchase Plan, and the Non-Plan Inducement Awards to Mr. Vance and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, each constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Hansen Medical, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

a)	The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2014;

b)	The Registrant’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on March 12, 2015; and

c)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 001-33151 on Form 8-A filed with the SEC on November 14, 2006, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant’s Bylaws provide for indemnification of its directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors and officers. The Indemnification Agreements provide the Registrant’s directors and officers with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2013 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 28, 2007 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Registrant (previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on February 16, 2007 and incorporated herein by reference).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2013 and incorporated herein by reference).

4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock (previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference).

5.1	Opinion and Consent of Sidley Austin LLP.

10.1	Offer Letter, by and between the Registrant and Cary G. Vance, dated April 25, 2014 (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on August 7, 2014 and incorporated herein by reference).

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Sidley Austin LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Hansen Medical, Inc. 2006 Employee Stock Purchase Plan (previously filed as an exhibit to Registrant’s Registration Statement on Form S-8, filed on May 8, 2009 and incorporated herein by reference).

99.2	Hansen Medical, Inc. 2006 Equity Incentive Plan (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 18, 2013 and incorporated herein by reference).

99.3	Non-Plan Option Grant Notice and Non-Plan Option Agreement, by and between the Registrant and Cary G. Vance, dated May 23, 2014 (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 16, 2015 and incorporated herein by reference).

99.4	Non-Plan Notice of Restricted Stock Unit Award and Non-Plan Restricted Stock Unit Award Agreement, by and between the Registrant and Cary G. Vance, dated March 17, 2015.

99.5	Non-Plan Notice of Restricted Stock Unit Award and Non-Plan Restricted Stock Unit Award Agreement, by and between the Registrant and Cary G. Vance, dated March 17, 2015.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided , however , that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2006 Equity Incentive Plan or 2006 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 17th day of March, 2015.

HANSEN MEDICAL, INC.

By:	/s/ Cary G. Vance
Cary G. Vance
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Hansen Medical, Inc., a Delaware corporation, do hereby constitute and appoint Christopher P. Lowe and Cary G. Vance, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ CARY G. VANCE	President and Chief Executive Officer and Director	March 17, 2015
Cary G. Vance	(Principal Executive Officer)

/S/ CHRISTOPHER P. LOWE	Interim Chief Financial Officer and Director	March 17, 2015
Christopher P. Lowe	(Principal Accounting and Financial Officer)

/S/ MICHAEL L. EAGLE	Chairman of the Board	March 17, 2015
Michael L. Eagle

/S/ MARJORIE L. BOWEN	Director	March 17, 2015
Marjorie L. Bowen

/S/ KEVIN HYKES	Director	March 17, 2015
Kevin Hykes

/S/ STEPHEN L. NEWMAN, M.D.	Director	March 17, 2015
Stephen L. Newman, M.D.

/S/ WILLIAM R. ROHN	Director	March 17, 2015
William R. Rohn

/S/ JACK W. SCHULER	Director	March 17, 2015
Jack W. Schuler

/S/ NADIM YARED	Director	March 17, 2015
Nadim Yared

EXHIBIT INDEX

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on November 8, 2013 and incorporated herein by reference).

4.2	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 28, 2007 and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Registrant (previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on February 16, 2007 and incorporated herein by reference).

4.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on August 9, 2013 and incorporated herein by reference).

4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock (previously filed as an exhibit to Registrant’s Current Report on Form 8-K, filed on March 12, 2015 and incorporated herein by reference).

5.1	Opinion and Consent of Sidley Austin LLP.

10.1	Offer Letter, by and between the Registrant and Cary G. Vance, dated April 25, 2014 (previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q, filed on August 7, 2014 and incorporated herein by reference).

23.1	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.3	Consent of Sidley Austin LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Hansen Medical, Inc. 2006 Employee Stock Purchase Plan (previously filed as an exhibit to Registrant’s Registration Statement on Form S-8, filed on May 8, 2009 and incorporated herein by reference).

99.2	Hansen Medical, Inc. 2006 Equity Incentive Plan (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 18, 2013 and incorporated herein by reference).

99.3	Non-Plan Option Grant Notice and Non-Plan Option Agreement, by and between the Registrant and Cary G. Vance, dated May 23, 2014 (previously filed as an exhibit to Registrant’s Annual Report on Form 10-K, filed on March 16, 2015 and incorporated herein by reference).

99.4	Non-Plan Notice of Restricted Stock Unit Award and Non-Plan Restricted Stock Unit Award Agreement, by and between the Registrant and Cary G. Vance, dated March 17, 2015.

99.5	Non-Plan Notice of Restricted Stock Unit Award and Non-Plan Restricted Stock Unit Award Agreement, by and between the Registrant and Cary G. Vance, dated March 17, 2015.